* Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2.

                                    AGREEMENT

THIS AGREEMENT is entered into as of January 26, 2000 between ENHANCED MEMORY SYSTEMS, INC., a Delaware corporation ("Licensee") and INFINEON TECHNOLOGIES AG, a German corporation ("Licensor").

1.  Certain Definitions.

    1.1 "Products" shall mean Licensee's integrated circuit products and devices included in the Product Roadmap in Exhibit A which may be modified by written agreement of the Parties to include any other product, including, but not limited to, Licensee's line of high-speed enhanced dynamic random access memory products.

    1.2 "Proprietary Rights" shall mean Licensor's patent rights, copyrights, mask work rights, trade secret rights and all other intellectual and industrial property rights of any sort relating to the Technology.

    1.3 "Technology" shall mean inventions (whether or not patentable), ideas, processes, formulae, design rules, design documentation, test information and know-how in the field of certain DRAM products as defined in Exhibit B, but specifically excluding manufacturing process information, owned or controlled by Licensor as of the date of this Agreement, together with any and all Improvements to the Technology made by or on behalf of Licensor during the time period with respect to which Licensor is required to provide such Improvements to Licensee, as described in Section 5 below. Tangible parts of the Technology shall be set forth in Exhibit C.

    1.4  "Territory" shall mean the world.

2. License Grant. Subject to all the terms and limitations of this Agreement, Licensor hereby grants Licensee a non-exclusive, worldwide, non-assignable, non-transferable right and license in and to the Technology, and under all applicable Proprietary Rights in the Technology (the "License"). The License is limited to and may be exercised solely for the purpose of making, using and marketing (including selling and offering to sell) the Products in the Territory.

                                   Page-3

3. Duration and Scope of License. The License is granted for a period commencing upon the execution of this Agreement and continuing through December 31, 2005. On or before December 31, 2003, and at two-year intervals thereafter, Licensor and Licensee shall review their relationship and shall consider in good faith extending by additional periods of two (2) years each the period through which the License shall remain in effect. Licensee acknowledges and agrees that Licensee may only use the License for Products to be produced for Licensee by Licensor, in accordance with the manufacturing agreement described in Section 8 below.

4 Transfer of Technology; Indemnification. To carry out the physical transfer of Technology from Licensor to Licensee, Licensor shall disclose to Licensee, as soon as reasonably practicable after the effective date of this Agreement and from time to time, Technology in tangible form (items described in Exhibit
C) as would be reasonably necessary for a person skilled in the art to produce the Products. Licensee acknowledges and agrees that Licensee shall not use any information disclosed to Licensee by Licensor in connection with any disclosure or transfer by Licensor of the Technology, or any part thereof, as the basis for any claim by Licensee against Licensor for infringement of any of Licensee's intellectual property rights. Accordingly, Licensee hereby irrevocably waives and releases any claims that Licensee may have, now or in the future, against Licensor alleging infringement by Licensor of any of Licensee's intellectual property rights, to the extent Licensee becomes aware of the basis for any such claim through disclosure by Licensor of any of the Technology or through Licensee's exposure to Licensor's manufacturing processes or Technology by virtue of or in any way related to this Agreement and the transactions and/or activities contemplated hereby.

5. Improvements. Grant Back. Any Licensor modification or improvement (including those made for Licensor by employees or contractors) to or on the Technology licensed to Licensee made during the term of this Agreement (except improvements created specifically for a third party) shall be included in the License without additional charge to Licensee and without any obligation for Licensor to provide any such modifications or improvements to Licensee other than set forth in the Amended Agreement for Wafer Production and Testing (effective concurrent with this agreement). Licensee hereby agrees and grants to Licensor a non-exclusive, worldwide, non-transferable, fully paid up license, under any modifications or improvements to the Technology and specific to the Technology (whether or not patentable or copyrightable) made by or on behalf of Licensee during the term of this Agreement and one year thereafter, to make, have made, sell or otherwise dispose of any integrated circuit products.

                                   Page-4

6. Consideration; Representations Regarding Shares. In consideration for the grant of the License by Licensor to Licensee, as described in Section 2 above, Licensee has, contemporaneously with the execution of this Agreement, issued to Licensor a total of two hundred fifty (250) shares (the "Shares") of the no par value Common Stock of Licensee, which Shares represent twenty percent (20%) of the shares of Common Stock issued and outstanding as of the date hereof. Licensee represents and warrants to Licensor that, as of the date hereof, and immediately after giving effect to the issuance to Licensor of the Shares, as described above: (i) there are a total of one thousand two hundred and fifty (1,250) shares of no par value Common Stock of Licensee issued and outstanding, of which one thousand (1000) shares are owned by Ramtron International Corporation and Two Hundred and Fifty (250) shares are owned by Licensor;
(ii) there are no other shares of capital stock, or rights to purchase capital stock, of Licensee issued or outstanding; (iii) Licensee has all requisite power and authority to enter into this Agreement, to issue the Shares to Licensor in the manner described above, and to consummate the transactions contemplated in this Agreement; (iv) the Shares issued by Licensee to Licensor have been validly issued, are fully paid and non-assessable, and no further action or consent is required on the part of Licensee to authorize the issuance of such Shares to Licensor; and (v) the issuance of such Shares to Licensor, subject to the truth and accuracy of the representations of Licensor, as described below in this Section 6, complies in all respects with applicable state and federal securities laws and regulations.

Licensor acknowledges that Licensee is a privately-held company, and that the Shares have not been registered with the U.S. Securities and Exchange Commission or any other national or local securities commission or agency, and that any resale or other distribution of such Shares by Licensor may be required to be made pursuant to registration under the Securities Act of 1933, as amended, and/or any other applicable securities regulations, or pursuant to an exemption from such registration requirement.

Licensor hereby represents and warrants to Licensee, and to the directors, officers and control persons of Licensee, as follows:

    (a) Licensor is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated pursuant to the Act.

    (b) Licensor has engaged previously in transactions similar to that contemplated herein, and has such knowledge and experience in financial and business matters that Licensor is capable of evaluating the merits and risk of acquiring the Shares.

    (c) The Shares which Licensor has acquired pursuant to this Agreement will be acquired for investment only, for Licensor's own account, and not with a view to, or offer for sale in connection with, the distribution or transfer thereof. Licensor has no contract, undertaking, agreement or arrangement with any person or entity to sell, pledge, donate or otherwise transfer (with or without consideration) to any such person or entity any of the Shares, and Licensor has no present plans or intention to enter into any such contract, undertaking, agreement or arrangement.

                                   Page-5

    (d) If, at any time after the date hereof, Licensor shall propose to transfer the Shares, or any interest therein or portion thereof, to any third party, Licensor shall first give written notice (a "Transfer Notice") of such proposed transfer to Licensee. Such Transfer Notice shall specify the Shares (or interest therein or portion thereof) proposed to be transferred, the identity of the proposed transferee (including the individual persons constituting the owners or controlling persons of any transferee that is other than an individual), and the price and all of the terms and conditions of the proposed transfer. The Transfer Notice shall be deemed an offer by Licensor to sell the interest which is the subject of the proposed transfer to Licensee on the terms and conditions specified in the Transfer Notice. Licensee shall have the right, for a period of sixty
         (60) days after actual receipt of a Transfer Notice, within which to elect in writing to purchase the interest offered by Licensor. Licensee must purchase the entire interest offered by Licensor. The closing date for the purchase of any interest pursuant to this Section shall be held, unless otherwise agreed, that the principal office of Licensee at 10:00a.m. on the date that is thirty (30) days after the written election to purchase has been given by Licensee (or, if that day is not a business day, on the next regular business day). At any such closing, Licensee shall pay the purchase price for the interest as provided herein, and Licensor shall execute and deliver appropriate instruments transferring such interests, free and clear of all liens, claims, encumbrances and restrictions. If Licensee has not delivered written notice of its election to purchase the interest offered by Licensor within the 60-day period referred to above, then Licensee shall be conclusively deemed to have waived its right to purchase the interest offered by Licensor., effective as of the end of such 60-day period. If Licensee does not exercise its right to purchase the interest offered by Licensor pursuant to this Section, or if Licensee fails, refuses or neglects without fault of Licensor to close its exercise of a right to purchase the interest offered by Licensor, as described herein, then Licensor may transfer the interest offered in accordance with the Transfer Notice; provided, however, that if such transfer is not completed within sixty (60) days following the expiration of Licensee'' right-to-purchase period, or is not made in accordance with the Transfer Notice, then such right to transfer shall expire and be null and void and the provisions of this Section shall remain fully effective.

                                   Page-6

7. Pre-Emptive Rights. If, at any time after the date hereof, Licensee wishes to sell additional shares of its capital stock, or interests convertible into such capital stock, Licensor shall be entitled to subscribe for such additional shares of such capital stock, or interests convertible thereto, in proportion to the percentage of shares of the capital stock of Licensee owned by Licensor immediately prior to the issuance of any such additional shares of capital stock or interests convertible thereto. The right to subscribe for such additional shares of capital stock or interests convertible thereto shall be granted to Licensor on uniform terms and conditions prescribed by the Board of Directors of Licensee, to provide Licensor a fair and reasonable opportunity to exercise such right. Licensor may waive such pre-emptive right in writing. A waiver evidenced by a writing shall be irrevocable even if not supported by consideration.

Notwithstanding the foregoing, Licensor shall not have any pre-emptive rights to purchase or subscribe for: (i) shares issued as compensation to directors, officers, agents or employees of Licensee, its subsidiaries or affiliates;
(ii) shares issued by Licensee to satisfy conversion or option rights created to provide compensation to directors, officers, agents or employees of Licensee, its subsidiaries or affiliates; (iii) shares issued to any employee stock ownership plan established by Licensee; or (iv) shares to be issued otherwise than for money.

Shares subject to the pre-emptive rights in favor of Licensor that are not acquired by Licensor may be issued to any person within six (6) months after being offered to Licensor at a consideration set by the Board of Directors of Licensee that is not lower than the consideration set for the exercise of pre-emptive rights in favor of Licensor. An offer of such shares at a lower consideration or after the expiration of such six-month period shall be subject to Licensor's pre-emptive rights, as described in this Section 7.

8. Manufacturing Agreement. From time to time during the term of this Agreement, Licensee shall have manufactured at Licensor and shall purchase from Licensor, and Licensor shall sell and supply to Licensee, the Products designed by or for Licensee with the use of the Technology and/or the Proprietary Rights. From time to time, Licensor and Licensee shall agree upon a minimum number of wafers per month to be allocated to Licensee from Licensor's manufacturing capacity for the manufacture and sale to Licensee of Products. Licensor and Licensee agree that, in any event, Licensor shall allocate to Licensee, for the manufacture and sale to Licensee of such Products, sufficient manufacturing capacity to support Licensee's wafer purchases from Licensor to an annual wafer purchase revenue of up to US $200,000,000 for the Products. As soon as practicable after the effective date of this Agreement, Licensor and Licensee shall negotiate and enter into a definitive manufacturing and supply agreement relating to Licensor's manufacture and sale of Products to Licensee; and such definitive manufacturing and supply agreement shall include, among other things, a mutually agreeable forecasting mechanism for the Products, as well as a price per wafer (or, if mutually agreed, per device) to be paid by Licensee to Licensor in connection with the purchase and sale of such Products. The price(s) to be paid by Licensee to Licensor with respect to each Product shall be negotiated periodically, to reflect manufacturing yields, production volumes and production and overhead costs relating to the manufacture of the Products. Each such price shall then be agreed upon in writing between Licensor and Licensee.

                                   Page-7

9. Confidentiality. Each party recognizes the importance to the other of the other's proprietary information. In particular, Licensee recognizes that the Technology and other of Licensor's proprietary information (and the confidential nature thereof) are critical to the business of Licensor and that Licensor would not enter into this Agreement without assurance that such Technology and information and the value thereof will be protected as provided in this Section 9 and elsewhere in this Agreement.

Accordingly, each party agrees as follows:

    9.1 The receiving party agrees (i) to hold the disclosing party's proprietary information in confidence and to take reasonable precautions to protect such proprietary information (including, without limitation, all precautions the receiving party employs with respect to its confidential materials), (ii) not to divulge (except pursuant to a sublicense expressly authorized in this Agreement) any such proprietary information or any information derived there from to any third person, (iii) not to make any use whatsoever at any time of such proprietary information except as expressly authorized in this Agreement, and (iv) not to remove or export or re-export any such proprietary information or any direct product thereof except in compliance with all licenses and approvals required under applicable U.S. and foreign export laws and regulations. Any employee given access to any such proprietary information must have a legitimate "need to know" and shall be similarly bound in writing. Without granting any right or license, the disclosing party agrees that the foregoing clauses (i), (ii) and (iii) shall not apply with respect to information the receiving party can document (i) is in or (through no improper action or inaction by the receiving party or any agent or employee) enters the public domain, or (ii) was rightfully in its possession or known by it prior to receipt from the disclosing party, or (iii) was rightfully disclosed to it by another person without restriction, or (iv) was independently developed by it by persons without access to such information and without use of any proprietary information of the disclosing party. The receiving party must promptly notify the disclosing party of any information it believes comes within any circumstance listed in the immediately preceding sentence and will bear the burden of proving the existence of any such circumstance by clear and convincing evidence. Each party's obligations under this Section 9.1 (except under clause (iv) of the first sentence) shall terminate two years after the date of this Agreement.

    9.2  Immediately upon termination of the receiving party's license under
         Section 11, the receiving party will turn over to the disclosing party all proprietary information of the disclosing party and all documents or media containing any such proprietary information and any and all copies or extracts thereof.

                                   Page-8

    9.3 The receiving party acknowledges and agrees that due to the unique nature of the disclosing party's proprietary information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the receiving party or third parties to unfairly compete with the disclosing party resulting in irreparable harm to the disclosing party, and therefore, that upon any breach or threat thereof, the disclosing party shall be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law and to be indemnified by the receiving party from any loss or harm, including, without limitation, lost profits and attorneys' fees, in connection with any breach or enforcement of the receiving party's obligations hereunder or the unauthorized use or release of any such proprietary information. The receiving party will notify the disclosing party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 9 will constitute a material breach of this Agreement.

10. No Restriction on Competition; Nonsolicitation. Nothing in this Agreement shall be deemed to prohibit Licensee from developing, making, using, marketing or otherwise distributing or promoting products competitive with Products produced hereunder, provided that Licensee does not breach any provision of
Section 9 in doing so. However, so long as Licensor is required to provide improvements of the Technology to Licensee under this Agreement and for one year thereafter, neither party will solicit any employee or consultant of the other to leave the employ of the other.

11.  Patent Matters.

    11.1 Licensor retains the sole right and discretion, but not the obligation, to file and prosecute patent applications and maintain patents in the Territory relating to the Technology or any improvements made by Licensor. At Licensee's request, Licensor will discuss its decision on these matters with Licensee, but Licensee will not attempt to file or prosecute any such patent applications or maintain any such patents except as Licensor may, at its sole discretion, approve in writing.

          Any improvements to Technology (whether or not patentable or copyrightable) that either party develops shall be owned solely by such party. Such party shall have the right, at its own expense and solely in its own name, to apply for, prosecute and defend its intellectual property rights with respect thereto. Licensee agrees to place on all Products in a proper manner all reasonable patent and patent application markings requested by Licensor.

                                   Page-9

    11.2 If Licensee becomes aware of any product or activity of any third party that involves infringement or violation of any Licensor patent or other Proprietary Right in the Territory, then Licensee shall promptly notify Licensor in writing of such infringement or violation. Licensor may, in its discretion, take or not take whatever action it believes is appropriate. If Licensor elects to take action, Licensee will fully cooperate therewith at Licensor's expense. If Licensor initiates and prosecutes any such an action under this Section 11.2, all legal expense (including court costs and attorneys' fees) shall be borne by Licensor and Licensor shall be entitled to all amounts awarded by way of judgment, settlement or compromise.

    11.3 Except for claims of Hyundai regarding US patents 4,460,416 ; 5,561,385 ; 5,594,765 ; 5,351,217, Licensor represents and warrants that it is not aware of infringement or potential infringement issues regarding the Technology that have not been communicated to Licensee in writing before execution of this Agreement. If a third party raises legally justifiable claims against Licensee for infringement by the Technology, Licensor will, at its option and its own cost undertake reasonable steps to either (i) obtain for Licensee a right to use the Technology or (ii) to modify the Technology to become non-infringing. Licensor, however, shall not be obligated to undertake any action under this Section 11.3 which would cause initial costs exceeding Euro 500.000.- or 1% of sales of Licensee whichever is greater but shall in no event be liable in excess of 5.000.000.- (five million) Euro. Licensor and Licensee agree to work cooperatively regarding issues concerning patents and Proprietary Rights and similar matters and to exercise reasonable business judgment in carrying out the objects of this Agreement to avoid exposing either party to liability under patent or similar laws in any of the countries in the Territory.

12.  Term and Termination.

    12.1 Unless terminated pursuant to Section 12.2, this Agreement will remain in effect from the effective date of this Agreement through and including December 31, 2005; provided, however, that on or before December 31, 2003, and at two-year intervals thereafter, Licensor and Licensee shall meet to review their relationship and consider in good faith extending by additional periods of two (2) years each the period through which this Agreement shall remain in effect. Any such agreement between Licensor and Licensee to extend the duration of this Agreement shall be evidenced by a written agreement between Licensor and Licensee regarding such extension.

    12.2 If a party breaches a material provision of this Agreement, the other party may terminate this Agreement upon 30 days' notice, unless the breach is cured within the notice period.

                                   Page-10

    12.3 In the event of any termination of this Agreement, the License granted to Licensee under this Agreement shall terminate and Licensor's obligations to negotiate or provide goods, services, facilities, technology or information shall cease, but all other provisions of this Agreement will continue in accordance with their terms (except that if the termination is on account of a breach by Licensor, the license granted to Licensor in Section 5 shall terminate and the License granted to Licensee in Section 2 will continue for Technology licensed as of the termination date). Any licenses surviving termination may be terminated by the granting party in the same manner as provided in Section 12.2 if the other party breaches a material surviving provision of this Agreement.

    12.4 Neither party shall incur any liability whatsoever for any damage, loss or expenses or any kind suffered or incurred by the other arising from or incident to any termination of this Agreement (or any part thereof) by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

    12.5 Termination is not the sole remedy under this Agreement and, whether or not termination is effected; all other remedies will remain available, including good faith negotiations on the return of some of or all of Licensee Shares owned by Licensor prior to breach by Licensor of this agreement as set forth in Section 12.2 of this agreement taking into account contributions made by Licensor to Licensee as Technology or otherwise.

13. Incidental and Consequential Damages. Except for bodily injury of a person, neither party will be liable under any contract, negligence, strict liability or other theory for any indirect, punitive, incidental or consequential damages with respect to any subject matter of this agreement except a breach of Section 9.

14. Publicity. All notices to third parties and all publicity concerning the terms and conditions of this Agreement shall be jointly planned and coordinated by the parties. Licensor and Licensee shall mutually agree upon a press release regarding the subject matter of this Agreement, which press release shall announce Licensee's acquisition of a twenty percent (20%) equity position in Licensee, and shall reference the value of the know-how and the License provided by Licensor to Licensee hereunder; and which press release shall be issued within ten (10) days following the execution of this Agreement.

15. Independent Contractors. The parties are independent contractors and not partners, joint ventures or otherwise affiliated and neither has any right or authority to bind the other in any way.

16. Assignment. The rights and obligations of the parties under this Agreement may not be assigned or transferred (and any attempt to do so will be void), except this Agreement and the rights and obligations hereunder may be assigned to an acquirer of all or substantially all the assets, business or stock of a party.

                                   Page-11

17.  Miscellaneous.

    17.1 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

    17.2 Governing Law and Legal Actions. This Agreement shall be governed by and construed under the laws of Switzerland without regard to the United Nations Convention on Contracts for the International Sale of Goods. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

    17.3 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

    17.4 Notices. Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its addresses set forth in the signature block below or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received 5 days after deposit in the mails.

    17.5 Entire Agreement. This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

    17.6 Warranty Disclaimer. Except as expressly provided in Section 11, Licensee acknowledges and agrees that the technology is licensed and provided "as-is" and Licensor makes no warranty with respect to any Technology, goods, services, rights or other subject matter of this Agreement and hereby disclaims warranties of merchantability, fitness or a particular purpose and noninfringement with respect to any and all of the foregoing.

    17.7 Arbitration. Any disputes that may arise in connection with this Agreement or its validity or interpretation shall exclusively and finally be settled under the arbitration rules (hereinafter referred to as the "Rules") of the International Chamber of Commerce, Paris, by three (3) arbitrators appointed in accordance with the Rules. The seat of arbitration shall be Zurich, Switzerland. The procedural law of Zurich, Switzerland shall apply where the Rules are silent. The language to be used in any such arbitration procedure shall be English. The final ruling of the arbitrators in any such matter shall be conclusive, binding and non-appealable, and may be enforced by any court of competent jurisdiction.

                                   Page-12

    17.8 Force Majeure. Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations to pay money or obligations under Section 9) if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, laws or governmental regulations or other causes that are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure. In the event that such force majeure should obstruct performance of this Agreement for more than six (6) months, the parties hereto shall consult with each other to determine whether this Agreement should be modified. The party facing an event of force majeure shall use its best endeavors in order to remedy that situation as well as to minimize its effects. A case of force majeure shall be notified to the other party by telex or telefax within five (5) days after its occurrence and shall be confirmed by a letter.

    17.9 Export Control. Each party shall comply with all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and will not export or re-export, or authorize the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations.

    17.10 Severability. If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

    17.11 No Implied License. Each party recognizes that Licensor grants no license, by implication or otherwise, to Licensee except for the License expressly set forth in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed by their duly authorized representatives as of the day and year first above written.

LICENSOR:
INFINEON TECHNOLOGIES AG

By: /S/  Juergen Scholz                          /S/   Harald Eggers
   ----------------------------                  ------------------------------
Title: Director and General Manager             Sr. V.P. and General Manager
       Embedded and Graphics Memories
Address: Thomasiusplatz                         Address: Thomasiusplatz
         D-81541 Munich                                  D-81541 Munich

LICENSEE:
ENHANCED MEMORY SYSTEMS, INC.

By: /S/ L. David Sikes
   -------------------------
Title:  President and CEO
Address: 1850 Ramtron Drive
         Colorado Springs, CO  80921

                                   Page-13

                                  EXHIBIT A
                                      TO
                                  AGREEMENT

                               Product Roadmap
                               ---------------

        **

                                   Page-14

                                  EXHIBIT B
                                     TO
                                  AGREEMENT

                 Licensor DRAM Products for Technology Transfer


The Licensor DRAM Product to be provided by Infineon Technologies for each technology in case of Technology Transfer will represent the respective technology and will enable the Licensee Enhanced Memory System to design Integrated Circuit Products for this technology. The representative DRAM product will be selected separately for each technology by good faith discussion between Licensor and Licensee and will be entrusted the Licensee Enhanced Memory System with the documents as defined in Exhibit C.


                                   Page-15

                                  EXHIBIT C
                                      TO
                                  AGREEMENT

                                  Documents

Product Description
Product design database (GDS-II database)
Design manual
Design rules
Spice models
Process overview information
Test mode implementation and use information
Test program and related specifications
Qualification reports for representative product and process
Specifications, documentation for representative product
Schematics (as available)

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             AMENDMENT TO THE LICENSE AGREEMENT BETWEEN ENHANCED
               MEMORY SYSTEMS INC. AND INFINEON TECHNOLOGIES AG

EMS agrees that Infineon may assign and transfer the Shares received under the Agreement dated February 4, 2000 at any time and without prior consent of EMS or any of EMS' shareholders to any of Infineon's Affiliates.

"Affiliate" shall mean any company directly or indirectly owned or controlled by Infineon. Ownership or control shall exist through the direct or indirect ownership of more than fifty (50) % of the nominal value of the issued equity share capital or other voting ownership or equity interest of more than 50 % of the participation giving entitlement to vote at the election of directors or persons per-forming similar functi-ons, or the right by any other means to elect or appoint directors or persons performing similar functions.

Enhanced Memory Systems Inc.             Infineon Technologies AG:

By:  /S/ L. David Sikes                  By:  /S/  Juergen Scholz
   --------------------------               ---------------------------
Title: President and CEO                 Title:  Director and General Manager
                                                 Embedded and Graphics Memories
Address:  1850 Ramtron Drive             Address:  Thomasiusplatz
          Colorado Springs, CO 80921               D-81541 Munich
Date:  January 31, 2000                  Date:  February 4, 2000


By:  /S/ Craig W. Rhodine                By:  /S/  Harald Eggers
   --------------------------               ---------------------------
Title: VP/General Manager                Title:  Sr. VP/General Manager
Address:  1850 Ramtron Drive             Address:  Thomasiusplatz
          Colorado Springs, CO 80921               D-81541 Munich
Date:  January 31, 2000                  Date:  February 4, 2000

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